EXHIBIT 99.1

Unrivaled Brands Closes Sale of Dyer Property for $13.4 Million

SANTA ANA, Calif., Feb. 10, 2022 – Unrivaled Brands, Inc. (OTCQX: UNRV) (“Unrivaled” or the “Company”) today announced the successful closing of the sale of the Company’s non-operating real property and building located on Dyer Road in Santa Ana, CA (the “Dyer Property”) for $13.4 million.

The sale results in the Company retiring $9.0 million of outstanding debt on the property. The Company is continuing to evaluate its options with respect to the license originally connected to the Dyer property, including consideration of the retail density in the area. If the city of Santa Ana grants approval to relocate licenses elsewhere in the city, the Company may consider using the dispensary license to open a dispensary in an underserved part of Santa Ana.

The sale has the effect of reducing carrying costs, freeing up capital and allowing the Company to direct its resources to brands or other dispensaries. With the close of the sale of Dyer Property, the Company will no longer bear any carrying costs, which include mortgage payments as well as taxes, insurance, security and other items, saving the Company in excess of $125,000 per month.

Unrivaled’s CEO Frank Knuettel II stated, “Selling the Dyer Property and eliminating the expenses associated with the property brings us another step closer to positive cash flow. It also represents another step towards us fulfilling the promises to shed non-core or non-operating legacy assets we made to shareholders upon taking over management of the company. We believe that focusing our time and capital on adding brands or dispensaries as well as our currently operating assets will result in a higher return on investment. We remain focused on becoming the dominant west coast multi-state operator and are continually leveraging our resources to reach that goal.”

About Unrivaled Brands

Unrivaled Brands is a multi-state vertically integrated company focused on the cannabis sector with operations in California and Oregon. In California, Unrivaled Brands operates five dispensaries, a state-wide distribution network, and two cultivation facilities, and has up to four additional dispensaries under development. In Oregon, we operate a state-wide distribution network. Among other brands, Unrivaled Brands is home to Korova, the market leader in high potency products across multiple product categories, currently available in California, Oregon, Arizona, and Oklahoma, as well as Sticks and Cabana. For more info, please visit: unrivaledbrands.com. For more info, please visit: https://unrivaledbrands.com.

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Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management’s intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact

Jason Assad

LR Advisors LLC.

jassad@unrivaledbrands.com

678-570-6791

For media inquiries:

Nic Johnson

Russo Partners

Nic.johnson@russopartnersllc.com

303-482-6405

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